UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2022

GEE GROUP INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7751 Belfort Parkway, Suite 150, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JOB	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 26, 2022, GEE Group Inc. (the “Company”) (NYSE American: JOB) held its 2022 Annual Meeting of stockholders (the “Annual Meeting”). The following matters were considered at the Annual Meeting:

1. Election of Directors

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the next annual meeting of stockholders. The voting results were as follows:

	For	Withheld	Broker Non-Vote
(1) Mr. Derek Dewan	46,828,320	3,128,706	24,155,258
(2) Ms. Darla Moore	46,768,838	3,188,188	24,155,258
(3) Mr. Peter Tanous	46,529,366	3,427,660	24,155,258
(4) Mr. William M. Isaac	46,525,733	3,431,293	24,155,258
(5) Mr. Carl Camden	46,698,830	3,258,196	24,155,258
(6) Mr. Matthew Gormly	46,843,871	3,113,155	24,155,258
(7) Mr. Thomas Vetrano	46,683,648	3,273,378	24,155,258

2. Approval and Ratification of Auditors

Stockholders approved and ratified the appointment of FORVIS, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022. The voting results were as follows:

For	Against	Abstentions
68,998,236	3,680,058	1,433,990

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP INC.

Date: August 29, 2022	By:	/s/ Kim Thorpe
Kim Thorpe
Chief Financial Officer

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